Exhibit 99.1

Safend Ltd. and its Subsidiaries

Consolidated

Financial Statements

For the Period commenced

January 1, 2011

and ended September 22, 2011

Consolidated Financial Statements as at September 22, 2011

Independent Auditors’ Report
to the Shareholders of

Safend Ltd.

We have audited the accompanying consolidated balance sheet of Safend Ltd. and subsidiaries (“the  Company”)  as  of  September  22,  2011  and  the  related  consolidated  statements  of operations, changes in shareholders’ equity (deficit) and cash flows for the period commenced January 1, 2011 and ended September 22, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Safend Ltd. and subsidiaries as of September 22, 2011 and the consolidated results of their operations and their cash flows the period commenced January 1, 2011 and ended September 22, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1C to the consolidated financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Somekh Chaikin

Certified Public Accountant (Isr.)

Member Firm of KPMG International

May 8, 2013

Consolidated Balance Sheet

		As of
		September 22
	Note	2011

Assets

Current assets
Cash and cash equivalents		$1,134,872
Restricted cash		19,550
Trade receivable, net of allowance for doubtful accounts of $239,011	3	627,403
Other receivables	4	650,827
Total current assets		2,432,652

Long-term prepaid expenses		12,197
Assets held for employees severance payments	9	17,594
Property and equipment, net	5	133,235

Total assets		$2,595,678

Liabilities and Shareholders’ Equity (Deficit)

Current liabilities
Short-term bank loan	7	$751,926
Trade accounts payable		183,573
Convertible loan	8	159,771
Short-term deferred revenue		1,556,967
Accrued expenses and other payables	6	977,040
Total current liabilities		3,629,277

Long-term liabilities
Convertible loan	8	1,739,396
Long-term deferred revenue		295,163
Liability in respect of employees severance payment	9	83,113

Total liabilities		2,117,672

Commitments and contingent liabilities	10

Shareholders’ Equity (Deficit)	11
Preferred shares (aggregate liquidation preference of $27,515,395)	11B	32,738
Ordinary shares, NIS 0.01 par value; 22,025,931 shares authorized, 2,369,414 shares issued and outstanding		5,912
Additional paid-in capital		21,926,226
Accumulated deficit		(25,116,147)
Total shareholders’ equity (deficit)		(3,151,271)

Total liabilities and shareholders’ equity (deficit)		$2,595,678

Steven K. Sprague	Eyal Lerman
Director	Chief Financial Officer

May 8, 2013

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statement of Operations

		January 1
		2011 to
		September 22
	Note	2011

Revenues		$4,753,847

Operating costs and expenses:
Cost of revenues		288,203
Research and development expenses, net	12	2,958,611
Marketing expenses	13	2,539,749
General and administrative expenses	14	1,105,796
Total operating expenses		6,892,359
Operating loss before financing expenses		2,138,512
Financing expenses		132,651

Loss before tax expenses	15	2,271,163
Tax expenses		4,544

Net loss		$2,275,707

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statement of Changes in Shareholders’ Equity (Deficit)

	Ordinary shares		Preferred shares		Additional paid-in	Accumulated
	Shares	Amount	Shares	Amount	capital	deficit	Total

Balance January 1, 2011	1,897, 935	$4,529	12,923,441	$32,311	$21,822,230	$(22,840,440)	$(981,370)

Exercise of options	471,479	1,383	—	—	—	—	1,383

Net exercise of warrants in respect of preferred shares	—	—	157,532	427	(427)	—	—

Stock-based compensation	—	—	—	—	104,423	—	104,423

Net loss for the period	—	—	—	—	—	(2,275,707)	(2,275,707)

Balance September 22, 2011	2,369,414	$5,912	13,080,973	$32,738	$21,926,226	$(25,116,147)	$(3,151,271)

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statement of Cash Flows

January 1
2011 to
September 22
2011

Cash flows from operating activities
Net loss	$(2,275,707)
Adjustments to reconcile net loss to net cash used in operating activities:
Items not involving cash flows:

Depreciation and amortization	56,375
Decrease in liability for severance pay, net	(60)
Stock-based compensation	104,423
Non cash interest expenses on short-term bank loans	666
Amortization expenses of Beneficial Conversion Feature	14,939
Interest and amortization of deferred costs on convertible loan	54,432

Changes in operating assets and liabilities:
Decrease in trade receivable	1,033,209
Decrease in other current assets and long-term prepaid expenses	35,614
Decrease in trade payable	(32,725)
Decrease in deferred revenue	(4,334)
Decrease in other current liabilities	(202,371)
Net cash used in operating activities	(1,215,539)

Cash Flows from investing Activities
Purchase of property and equipment	(25,512)
Net cash used in investing activities	(25,512)

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statements of Cash Flows

January 1 2011 to September 22 2011

Cash Flows - Financing Activities

Repayment of short term bank loan	(1,000,000)
Receipt of short term bank loan	750,000
Receipt of convertible loans	1,692,127
Exercise of options	1,383
Net cash provided by financing activities	1,443,510

Increase in cash and cash equivalents	202,459

Cash and cash equivalents - beginning of period	932,413
Cash and cash equivalents - end of period	$1,134,872

Supplemental disclosure of cash flow information:

Cash paid for interest	$18,788

Non-Cash Activity

Investment in property and equipment	(15,700)

Net exercise of warrants in respect of preferred shares	427

The accompanying notes are an integral part of the consolidated financial statements.

Notes to the Consolidated Financial Statements

Note 1 - Nature of Business

A.                          Description of business

Safend Ltd. (“the Company” or “Safend”), an Israeli Company, was incorporated and commenced operations on March 4, 2003. The Company is engaged in research, development, manufacturing and selling of computer security products.

On September 22, 2011 (the “Closing Date”), Wave Systems Corp. (“Wave”) acquired all of the issued and outstanding share capital of Safend.

The consolidated financial statements of the Company have been prepared for the period from January 1, 2011 to September 22, 2011, and as of September 22, 2011, the Closing Date. This financial statements were prepared for the purpose of being incorporated into the filing on form 8-K of Wave, and do not include prior periods. In addition, certain adjustments in the total amount of $1,003 thousand were made to the accumulated deficit balance as of January 1, 2011, in order to correct amounts previously reported.

B.                          Risk factors

The Company has a limited operating history and faces a number of risks, including uncertainties regarding demand and market acceptance of the Company’s products, the effects of technological change, competition and the development of new products. Additionally, other risk factors exist such as the nature of the Company’s distribution channels, ability to manage growth, loss of key personnel and the effect of planned expansion of operations on the future results of the Company.

C.                          Liquidity

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations and has an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. The Company relies on its parent, Wave, who acquired the Company, as detailed in Note 1A, to fund its operations. Wave has suffered recurring losses from operations and has an accumulated deficit that raises substantial doubt about its ability to continue as a going concern.

Note 2 - Summary of Significant Accounting Policies

A.                          Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

B.                          Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. The results of the subsidiaries are included from the date of commencement of its operations. Intercompany transactions and balances between the Company and its subsidiaries have been eliminated in the consolidated financial statements.

Notes to the Consolidated Financial Statements

Note 2 - Summary of Significant Accounting Policies (cont’d)

C.                          Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D.                          Functional currency

The currency of the primary economic environment in which the operations of the Company are conducted is the U.S. dollar (“dollar” or “$”), thus, the dollar is the functional currency of the Company.

The local currency in Israel is the New Israeli Shekel (NIS) and the local currency in Luxemburg is the Euro.

September 22
2011

Details of exchange rates:
$1 – in New Israeli Shekel (NIS)	3.721
$1 – in Euro	0.743

Transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non-dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions and other items (stated below) reflected in the statements of operations, the following exchange rates are used: (i) for transactions - exchange rates at transaction dates or average rates and (ii) for other items (derived from non-monetary balance sheet items, such as depreciation and amortization, changes in inventories, etc.) - historical exchange rates. The resulting currency transaction gains or losses are carried to financial income or expenses, as appropriate.

The translation should not be construed as a representation that the foreign currency amounts upon which the translation is based actually represent, or could be converted into, US dollar.

E.                          Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are stated at their carrying values, which approximates their fair values. Cash equivalents consist of demand deposits in banks and other short- term, highly liquid investments.

Notes to the Consolidated Financial Statements

Note 2 - Summary of Significant Accounting Policies (cont’d)

F.                           Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated based on the straight-line method over the estimated useful lives of the related assets or terms of the related leases, as follows:

%

Computers and software	33
Furniture and office equipment	6-15
Leasehold improvements are depreciated over the shorter of the underlying lease or 10 years.

Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on estimated future undiscounted cash flows. If so indicated an impairment loss would be recognized for the difference between the carrying amount of the asset and its fair value. As of September 22, 2011, no impairment expenses have been recorded.

G.                         Revenue recognition

The Company recognizes revenues in accordance with the American Institute of Certified Public Accountants (“AICPA”) ASC 985-605-15. Revenues from software license fees are recognized when persuasive evidence of an arrangement exists, the software product covered by written agreement or a purchase order signed by the customer has been delivered, the license fees are fixed and determinable and collection of the license fees is considered probable. The Company’s products generally do not require significant customization. When software arrangements involve multiple elements the Company allocates revenue to each element based on the relative fair values of the elements. The Company’s determination of fair value of each element in multiple element arrangements is based on vendor- specific objective evidence (“VSOE”). The Company limits its assessment of VSOE for each element to the price charged when the same element is sold separately and the prices at which the company’s customers have renewed their customer support and maintenance arrangements. Until evidence of the fair value of one or more undelivered elements exists, all revenues, including product sales, are deferred and recognized on a straight-line basis over the service contract term.

Revenues from services are recognized as such services are performed.

H.                         Research and development costs

Costs incurred in the research and development of the Company’s products are expensed as incurred. Grants and royalty-bearing grants received for development of approved projects are recognized as a reduction of research and development expenses as the related cost is incurred. If it is probable that the Company will have to repay any amount of the grants received, those amounts will be recorded as a liability.

Notes to the Consolidated Financial Statements

Note 2 - Summary of Significant Accounting Policies (cont’d)

I.                              Stock-based compensation

The Company follows ASC 718-10 Compensation. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entities equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. For the purpose of presenting information required under ASC 718-10, the fair value of the option grants has been estimated on the date of the grant using the Black & Scholes option pricing model with a risk free interest rate between 1.2%-5.0%, volatility between 40%-60%, 3.5-7 years expected life and no dividends.

J.                            Fair value of financial instruments

The financial instruments of the Company consist mainly of cash and cash equivalents, trade receivable, other current assets, trade payable and other current liabilities. In view of their nature, the fair value of the  financial  instruments  included  in  working  capital  of  the  Company  is  usually  identical  or substantially similar to their carrying amounts.

K.                         Concentrations of credit risk

As of September 22, 2011, the Company had cash and cash equivalents totaling $1,134,872 of which 90% are deposited in major Israeli financial institutions. Management believes that the financial institutions holding the Company’s cash and cash equivalents are financially sound. As of September 22, 2011, there are two customers whose balance exceeds 10% of the overall trade accounts receivable balance.

L.                          Income taxes

The Company uses the liability method to determine its income tax expense as required under the Statement of ASC 740-10. ASC 740-10 requires the establishment of a deferred tax asset or liability for the recognition of future deductible or taxable temporary differences and operating loss carryforwards. Valuation allowances are established when necessary; to reduce deferred tax assets, if it is more likely than not that all or a portion of it will not be realized.

M.                       Comprehensive income

For the period presented, there were no material differences between comprehensive income or loss and the net income or loss of the Company.

Note 3 - Trade Account Receivable

September 22 2011

Trade receivable	$866,414
Allowance for doubtful accounts	(239,011)
$627,403

Notes to the Consolidated Financial Statements

Note 4 - Other Current Receivables

September 22 2011

VAT receivable	$36,290
OCS grants receivable, see Note 10B	302,799
Prepaid expenses	282,726
Other	29,012
$650,827

Note 5 - Property and Equipment

September 22
2011

Cost:
Computers and software	$759,825
Furniture and office equipment	87,907
Leasehold improvements	67,673
915,405
Less - accumulated depreciation:
Computers and software	$678,165
Furniture and office equipment	37,622
Leasehold improvements	66,383
782,170
$133,235

Depreciation and amortization expenses for the reported period were $56,375.

Note 6 - Accrued Expenses and Other Payables

September 22
2011

Employees, institutions and other	$302,681
Accrued vacation	389,877
Accrued expenses	214,124
OCS royalties payables, see Note 10B	57,117
Other	13,241
$977,040

Notes to the Consolidated Financial Statements

Note 7 – Short-Term Bank Loan

In December 2010, the Company received a loan from the bank in an amount of $ 1,000,000. During 2011 the loan was repaid and another loan in an amount of $750,000 was received for revolving periods, the last of which was on August 15, 2011, bearing an annual interest of LIBOR plus 2.5%. The loan was repaid subsequent to the Closing Date, September 23, 2011.

Note 8 - Convertible Loan

In 2009, the Company signed a convertible bridge loan agreement in the amount of $1.6 million. The loan amount bears interest at the rate of 8% compounded annually.

In the event that a financing round is consummated prior to conversion or repayment of the outstanding loan amount, each Lender may convert the entire outstanding loan into an equity investment in the said financing round on the same terms and conditions applicable to such transaction with a discount of 5% for each month the loan is outstanding up to a maximum discount of 30%;

In the event of a financing round in the amount of at least $4 million, the Lender must elect either to convert in accordance with the terms above or to receive immediate repayment of the outstanding loan amount plus any Interest accrued.

In 2010, the Company issued 555,830 Series D-1 Preferred Shares to certain investors including certain of the above Lenders by converting the Lenders’ respective convertible loans in the amount of $378 thousand.

In April 2011, May 2011 and July 2011, the Company signed convertible bridge loan agreements with certain of its shareholders (“Lenders”) for amounts of $700 thousand, $600 thousand, and $400 thousand, respectively.

The loan amounts shall bear interest at the rate of 8% per annum, compounded annually, from the date of the actual receipt by the Company and until its full repayment. The Company will repay to the Lenders, pro rata to their respective portions thereof, the principal together with the interest accrued thereon upon the expiration of the 24 months following the disbursement of each loan portion (unless previously converted).

In the event that a financing round is consummated prior to conversion or repayment of the outstanding loan amount, each Lender may convert the entire outstanding loan into an equity investment in the said financing round on the same terms and conditions applicable to such transaction with a discount of 5% for each month the loan is outstanding up to a maximum discount of 30%.

In the event of a financing round in the amount of at least $4 million, the Lender must elect either to convert in accordance with the terms above or to receive immediate repayment of the outstanding loan amount plus any interest accrued.

Notes to the Consolidated Financial Statements

Note 8 - Convertible Loan (cont’d)

Under the terms of the loan if the Company consummates an Exit Event (as defined below) prior to conversion of the outstanding loan amount or repayment thereof, then the outstanding loan amount shall be repaid in full to each of the Lenders, in which event, each Lender shall be entitled, prior to distribution of the Exit Event proceeds to any other shareholders of the Company (other than as specifically described below concerning the “Loan Liquidation Payment Amount” as defined below), to receive the higher of the following:

1.                                      The part of Exit Event proceeds, whether in cash securities or otherwise, equal in value (as determined in accordance with the terms of the Exit Event agreement) to three (3) or four (4) times (“x Part”) the outstanding Loan Amount (upon such Exit Event) for the April 2011 or the May 2011 and July 2011 loans accordingly provided that any such distribution to the Lenders be allocated so that the Lenders shall be entitled to:

1.1                               One (1) times the outstanding Loan Amount plus any Interest accrued thereupon as of the Date of the Exit Event prior to any other shareholders of the Company and prior to distribution of the Loan Liquidation Payment Amount (as defined below), and thereafter

1.2                               The remaining proceeds shall be distributed between Lenders and Liquidation Event Payees and the CEO, as follows: (i) the Lenders shall be entitled to receive 85% of the distributable proceeds, provided such distribution shall not exceed the balance of the x Part Payment (including the proceeds received according to the loan agreement and (ii) the Liquidation Event Payees shall be entitled to receive 9% of the distributable proceeds and the CEO shall be entitled to receive 6% of the distributable proceeds on account of the purchase of his Ordinary Shares issued upon the establishment of the Company as defined in the Company’s Articles of Association, distributed for every 85% of the distributable proceeds distributed to the Lenders under as aforesaid (the “Loan Liquidation Payment Amount”).

1.3                               For the avoidance of doubt, the Loan Liquidation Payment Amount is in addition to payment of the Payments payable to the Liquidation Event Payees and the CEO under Article 7.1 of the Company’s Articles of Association.

-OR-

2.                                      Senior Shares of the Company (defined below) resulting from converting immediately prior to the Exit Event the outstanding Loan Amount (upon such Exit Event) at such conversion price equal in respect of the conversion of the Lender’s outstanding part in the Loan Amount to a discount of 5% per month (and a partial discount for a part of the month) of the lowest price per share received at the Exit Event, for each month such part of the Loan Amount has remained outstanding since its disbursement and prior to the Exit Event, up to a maximum discount of 30% in respect of each Lender’s part in the Loan Amount, of the price per fully diluted share determined for the purposes of the Exit Event and such conversion shall be deemed as full repayment hereunder.

3.                                      “Senior Shares” shall mean newly issued preferred shares, constituting the most senior class of shares of the Company, and bearing the most senior liquidation preference of 1x Payment Amount prior to any other shares and thereafter participating at any pro-rata distributions following payment in full of the foregoing liquidation preference. The Senior Shares will be subject to the carve-out in the manner prescribed by the Company’s Articles of Association for the Series C Preferred Shares.

Notes to the Consolidated Financial Statements

Note 8 - Convertible Loan (cont’d)

4.                                      “Exit Event” means any of (i) an initial public offering of the securities of the Company or listing of the Company’s securities for trading on a public exchange, in each case, with net proceeds to the Company of at least US$ 15,000,000; (ii) a sale or other disposition of all or substantially all of the assets of the Company (including, for this purpose, the grant of an exclusive license to all or substantially all of the intellectual property rights of the Company), in one transaction or a series of related transactions, (iii) a merger, consolidation, recapitalization, share exchange or reorganization of the Company, or the acquisition of the Company in which the holders of voting stock of the Company immediately prior thereto will own less than 50% (fifty percent) of the voting shares or of the issued and outstanding share capital of the continuing or surviving entity (whether or not the Company) immediately thereafter, (iv) the sale or other disposition of voting stock of the Company representing 50% (fifty percent) or more of the total voting power of the Company’s outstanding capital stock in one transaction or a series of related transactions to any person, or group of related persons, (v) the formation of any form of partnership, joint venture, association or other business organization or strategic alliance, in which the Company would participate if, as a result thereof, all or substantially all of the assets of the Company would be transferred to any person not controlled by the Company (vi) any distribution of all or substantially all of the assets of the Company by means of a dividend in kind.

Note 9 - Liability in Respect of Employees Severance Payment

Under Israeli law and labor agreements, the Company is required to make severance payments to retired or terminated employees and to employees leaving employment in certain other circumstances. The liability for severance pay is calculated on the basis of the latest salary paid to each employee multiplied by the number of years of employment. The liability is partially funded by amounts deposited with severance pay funds and insurance companies which are included in non current assets.

According to Section 14 to the Severance Pay Law (“Section 14”) the payment of monthly deposits by a company into recognized severance and pension funds or insurance policies releases it from any additional severance obligation to the employees that have entered into agreements with the company pursuant to such Section 14. The Company has entered into agreements with a majority of its employees in order to implement Section 14. Therefore, the payment of monthly deposits by the Company into recognized severance and pension funds or insurance policies releases it from any additional severance obligation to those employees that have entered into such agreements and therefore the Company incurs no additional liability since that date with respect to such employees.

The aggregate value of the insurance policies, which are not subject to Section 14 as of September 22, 2011 was $18 thousand.

Severance pay expenses, net for the period ended September 22, 2011was $209 thousand.

Notes to the Consolidated Financial Statements

Note 10 - Commitments and Contingent Liabilities

Future aggregate minimum annual rental payments pursuant to the existing lease commitments in effect as of September 22, 2011, are as follows:

Year	$ in thousand
2011	454
2012	443
2013	421

B.                                    Israeli Office of the Chief Scientist (“OCS”)

The Company received approval from the Israeli OCS for its participation in research and development costs of the Company, based on a budget approved by the OCS, subject to the fulfillment of specified milestones. Pursuant to such program, the OCS will participate in 30-40% of the approved project for periods of 12 months.

As of September 22, 2011, the Company had received participation in the aggregate amount of approximately $5,775 thousand.

The Company is obligated to pay the Government of Israel royalties of 3.5% on the sales of products in respect of which the Government has participated in research and development costs. Such payments are not to exceed the amount originally received from the Government, linked to the dollar.

As of September 22, 2011, the Company paid royalties in the amount of $925 thousand.

C.                                    Litigation

Landmark Ventures, Inc. (“Landmark”) has asserted that a subsidiary of the Company has breached a consulting agreement between Landmark and Safend (the “Consulting Agreement”) which was terminated by Safend in July of 2011. According to an amended complaint filed in January 2012 by Landmark in the federal district court in New York, Safend (a) owes unspecified amounts to Landmark and (b) violated a provision of the Consulting Agreement by working with a former Landmark employee, resulting in damages of no less than $5,000,000. Landmark has also named Safend and Wave as defendants, alleging that both companies are legally responsible for Safend’s alleged breaches. Safend and Wave have moved to dismiss the Landmark amended complaint in its entirety. On September 4, 2012, the federal district court granted Safend’s motion to dismiss the Landmark lawsuit and ordered the dismissal of the amended complaint with prejudice. Landmark thereafter filed a timely notice of appeal to the United States Court of Appeals for the Second Circuit, which affirmed the judgment of the federal district court on March 12, 2013. As at September 22, 2011, the Company did not provide for the above lawsuit.

Note 11 - Shareholders’ Equity

A.                                    Ordinary Shares

All of the issued and outstanding Ordinary Shares of the Company are duly authorized, validly issued, fully paid and non assessable. The Ordinary Shares of the Company are not redeemable and have no preemptive rights.

Notes to the Consolidated Financial Statements

Note 11 - Shareholders’ Equity (cont’d)

B.                                    Preferred Shares

As of September 22, 2011 the Company’s authorized, issued and outstanding preferred shares, consists of the following:

	Par value (NIS)	Shares authorized	Shares issued and outstanding	Liquidation preferences
Series A	0.01	2,500,000	1,986,300	$3,269,698
Series B	0.01	4,034,522	3,884,522	9,709,508
Series C	0.01	3,655,564	3,655,564	10,081,592
Series D	0.01	3,835,653	2,998,757	3,592,374
Series D-1	0.01	555,830	555,830	562,223

Total		14,581,569	13,080,973	$27,215,395

Preferred Shares have the following characteristics:

a.                                      Voting

The holders of the preferred shares are entitled to vote, together with the holders of ordinary shares, on all matters submitted to shareholders for a vote. Each preferred shareholder is entitled to the number of votes equal to the number of shares of ordinary shares into which each preferred share is convertible at the time of such vote.

b.                                      Dividends

The holders of the convertible preferred shares are entitled to receive dividends, when and if declared by the board of directors, at the applicable rates for each respective series of convertible preferred shares, as detailed in the Company’s articles of association.

After the payment of these dividends, any additional dividends or distributions shall be distributed among all holders of ordinary shares and convertible preferred shares in proportion to the number of ordinary shares that would be held by each holder if all shares of convertible preferred shares were converted to ordinary shares at the then effective conversion rate. No dividends have been declared through September 22, 2011.

c.                                       Liquidation preference

In the event of a liquidation, change of control, dissolution, winding-up of the Company, the holders of the convertible preferred shares are entitled to liquidation preferences in the amount of:

(i) One and three fourths (1.75) times the Series D Original Purchase Price (as adjusted for any Recapitalization Event) or the Series D1 Original Purchase Price (as adjusted for any Recapitalization Event), as applicable, for the series D and D-1 convertible preferred shares (ii) any declared and unpaid dividends. In respect with Series D and D-1, (iii) the original issue price per share of Series A, Series B and Series C convertible preferred shares (as adjusted for any Recapitalization Event) plus interest at a rate of 8% of the respective original issue price (as adjusted for any Recapitalization Event), for each year, or portion thereof, following issuance, and (iv) any declared and unpaid dividends.

Notes to the Consolidated Financial Statements

Note 11 - Shareholders’ Equity (cont’d)

B.                                    Preferred Shares (cont’d)

Following the distribution of the liquidation preferences to the holders of the convertible preferred shares, the remaining assets and funds, if any, shall be distributed among all of the Shareholders (Preferred Shareholders and Ordinary Shareholders) pro rata to their respective holdings in the Company’s issued share capital on an as-converted basis, provided however that Ordinary Shareholders, to the extent they have received assets distributed from the Special Liquidation Event Payment as defined in the Company’s articles of association, shall not be entitled to receive distributable assets equal to an amount greater than that which they are entitled on a pro rata basis (without giving effect to the above liquidation preference) with respect to their holdings in the Company.

d.                                      Conversion

Each Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into one fully paid and non-assessable Ordinary Share; and the Company shall, at such time, issue to the holder thereof, for no additional charge, such additional number of fully paid and non-assessable Ordinary Shares as is required so that the total number of Ordinary Shares so issued will equal such number as is determined by dividing the applicable Original Issue Price for such share by the conversion price applicable to such share, determined as hereinafter provided (the “Conversion Price”), in effect on the date the certificate is surrendered for conversion.   The initial Conversion Price of each Preferred D Share and Preferred D-1 Share shall be the Original Issue Price of such share; provided, however, that such Conversion Price shall be subject to adjustment as set forth below. The Conversion Price of each Preferred A Share shall be US $1.0630, the Conversion Price of each Preferred B Share shall be US $1.6445 and the Conversion Price of each Preferred C Share shall be US $2.0640.

Adjustments to Conversion Price for Dilutive Issues.

In the event that the Company shall issue Additional Shares (as defined in the Company’s Articles of Associations) either for no consideration or for consideration per share less than the applicable Conversion Price of a Preferred Share in effect on the date of and immediately prior to such issuance, then in such event the applicable Conversion Price of such Preferred Share shall be reduced to an amount equal to the product of such conversion price multiplied by a fraction, of which: (A) the numerator is the sum of: (x) the aggregate number of Ordinary Shares on a fully-diluted and as converted basis (as if all Preferred Shares had been fully converted into Ordinary Shares, and any vested Options had been fully exercised and the resulting securities fully converted into Ordinary Shares, if so convertible, as of such date) immediately prior to such dilutive issuance, plus (y) the number of Ordinary Shares which the aggregate consideration received by the Company for the total number of Additional Shares so issued would purchase at such applicable Conversion Price; and (B) the denominator is the sum of (i) the number of Ordinary Shares on a fully-diluted and as converted basis (as if all Preferred Shares had been fully converted into Ordinary Shares, and any vested Options had been fully exercised and the resulting securities fully converted into Ordinary Shares, if so convertible, as of such date)  immediately prior to such dilutive issuance, plus: (ii) the number of such Additional Shares issued.

Notes to the Consolidated Financial Statements

Note 11 - Shareholders’ Equity (cont’d)

C.                                    Warrants

On January 21, 2010, the Company signed an agreement with various investors, according to which the Company issued the investors an aggregate of 1,590,678 Series D Preferred Shares, par value NIS 0.01 of the Company, in consideration for an aggregate of US $1,352,076 (triggering anti-dilution protection under the Company’s Articles of Association with respect to the existing holders of Preferred Shares of the Company), as well as warrants to purchase an additional 556,737 Series D Preferred Shares for a purchase price of US $0.85 per share (also triggering anti-dilution protection).

Based on the abovementioned agreement, the Company issued, in August 2010, the investors an aggregate of 1,250,547 Series D Preferred Shares, par value NIS 0.01 of the Company, in consideration for an aggregate of US $1,062,965 (triggering anti-dilution protection under the Company’s Articles of Association with respect to the existing holders of Preferred Shares of the Company), as well as warrants to purchase an additional 437,691 Series D Preferred Shares, at a warrant exercise price of US $0.85 per share (also triggering anti-dilution protection).

The warrants may be exercised, at the holders’ election, on a net basis. In 2011, the aforementioned warrants were exercised into 157,532 preferred D shares, on a net basis.

D.                                    Stock options

Under the Company’s 2004 Israeli Share Option Plan (the “Plan”), the Company may grant its directors, officers and employees restricted shares, restricted share units and options to purchase the Company’s ordinary shares under Section 102 which provides certain tax benefits in connection with share-based compensation to employees, officers and directors. The Company may also grant other persons awards under its equity incentive plan. However, such other persons (controlling shareholders, services providers, etc.) will not enjoy the tax benefits provided by Section 102. The Plan permits the issuance of up to 4,034,712 shares of common stock.

The terms of the granted options provides that the options may only be exercised in the method of cashless exercise, and the exercise price of the options shall be adjusted for any cash dividends distributed to shareholders of record after the date of grant and prior to the date of vesting of the applicable option tranche.

The general vesting period for the above options is 4 years according to the following schedule: 25% of the options shall vest after 1 year from grant date, another 25% of the options shall vest after 2 years from grant date and during the following 2 years the remaining options shall vest in 8 installments (6.25% each) at the end of each quarter.

The options shall have a term of ten years, an acceleration vesting upon change of control, and otherwise be subject to the terms of the Plan.

Notes to the Consolidated Financial Statements

Note 11 - Shareholders’ Equity (cont’d)

D.                                    Stock options (cont’d)

Following is a summary of the status of the Company’s share option plans as of September 22, 2011 as well as changes during the period:

	September 22, 2011
	Shares	Weighted average exercise price

Options outstanding at the beginning of the year	2,692,852	$0.2583
Granted during the period	503,000	0.1970
Forfeitures during the period	563,750	0.3321
Exercised to shares during the period	471,479	0.0025
Outstanding at the end of the period	2,160,623	$0.2806

Options exercisable at September 22, 2011	1,119,583	$0.352

The following table summarizes information about share options outstanding as of September 22, 2011:

Outstanding as of September 22, 2011			Exercisable as of September 22, 2011
		Weighted average	Number
Range of exercise prices	Number outstanding	remaining in years	exercisable
$0.0025	201,000	8.605	67,000
$0.1970	1,015,000	9.047	255,083
$0.22656	118,000	3.681	118,000
$0.2652	3,000	8.093	750
$0.2653	197,500	7.45	120,602
$0.45	332,323	5.45	332,323
$0.6	293,800	6.817	225,825
	2,160,623		1,119,583

The Company estimates the fair value of stock options using a Black-Scholes valuation model. The fair value of each option was estimated on the date of grant using the Black-Scholes option valuation model and the straight-line attribution approach with the following weighted-average assumptions:

Period Commenced January 1,
2011 and ended
September 22
2011

Expected stock price volatility	40-60%
Dividend yield	0%
Expected life of options (in years)	3.5-7

Notes to the Consolidated Financial Statements

Note 11 - Shareholders’ Equity (cont’d)

D.                                    Stock options (cont’d)

The weighted-average grant date fair value of the Company’s stock options granted during the period ended September 22, 2011 was $0.09.

The aggregate grant date fair value of the Company’s stock options granted to employees during the period ended September 22, 2011 was $44,678.

Note 12 - Research and Development Expenses, Net

Period Commenced January 1, 2011 and ended September 22 2011

Salaries and related expenses	$2,813,231
Car expenses	158,736
Travel expenses	59,696
Consultants and subcontractors	208,029
Rent and maintenance	193,923
Depreciation and amortization	39,415
Other	323,754
Less - grants received form OCS	(838,173)

$2,958,611

Note 13 - Marketing Expenses

Period commenced January 1, 2011 and ended September 22 2011

Salaries and related expenses	$1,415,227
Travel expenses	277,612
Consultants and subcontractors	62,000
Professional fees	128,706
Rent and maintenance	95,876
Depreciation and amortization	11,033
Advertising	90,043
Other	459,252

$2,539,749

Notes to the Consolidated Financial Statements

Note 14 - General and Administrative Expenses

Period commenced January 1, 2011 and ended September 22 2011

Salaries and related expenses	$499,846
Bad debt expenses	198,383
Car expenses	35,761
Travel expenses	19,407
Professional fees	264,748
Rent and office maintenance	30,882
Depreciation and amortization	5,927
Office supplies & Other	50,842

$1,105,796

Note 15 - Income Taxes

A.                                    General

In December 2011 the Knesset passed an amendment to tax laws according to which, among other, from 2012 onward the corporate income tax rate will be 25%.

The Company and its subsidiary have not received final tax assessments since their incorporation.

B.                                    Law for the Encouragement of Capital Investments, 1959

In August 2006, the Company was granted “approved enterprise” status under the tax-exempt benefit track, as provided by the Israeli Law for the Encouragement of Capital Investments - 1959. The tax-exempt benefit track provides for a tax exemption on undistributed earnings derived from assets included in the approved enterprise investment program for the first two years of the seven - year benefit period and a 25% tax rate for the remaining five years of the benefit period.

The Company determined 2005 as the elected year for the purpose of “approved enterprise” according to clause 51D under the Israeli Law for the Encouragement of Capital Investments — 1959.

The period in which the Company receives the abovementioned tax benefits is limited to seven years from the first year that taxable income is generated, and such benefits must be utilized within 12 years from the year that operation of the approved enterprise or 14 years from the approval certificate, the earliest to occur.

Dividends paid from earnings that benefited from the approved enterprise tax status are subject to a 15% tax to the recipient (for a period of 12 years from the end of the seven-year benefit period), whereas dividends paid out of other earnings are subject to tax to the recipient at the rate of 25% (or lower if paid to a treaty country), except when paid to another Israeli company, in which case such dividends are exempt from tax.

Notes to the Consolidated Financial Statements

Note 15 - Income Taxes (cont’d)

B.                                    Law for the Encouragement of Capital Investments, 1959 (cont’d)

The income of the Company that is not derived from assets, which are eligible for reduced taxation benefits, as described above, is taxed at the statutory rate for Israeli companies, which for 2011 tax-year was 25%. The above tax benefits are conditioned upon fulfillment of the requirements stipulated by the aforementioned law and the regulations promulgated there under, as well as the criteria set forth in the certificates of approval.

In the event of failure by the Israeli subsidiary to comply with this condition, the tax benefits could be canceled, in whole or in part, and the Israeli subsidiary would be required to refund the amount of the canceled benefits, plus interest and certain inflation adjustments.

If the investments of non-Israeli investors (as such investments are defined by the law) will exceed 25% then the seven-year benefit period mentioned above may be extended to ten years. If the investment of non-Israeli investors is 49% or more, then the rate of tax on earnings derived from assets included in the approved enterprise investment program will decrease to 10% - 20%, depending on the level of ownership by non-Israeli investors, examined on a yearly basis.

C.                                    Carryforward tax losses and deductions

The Company and its subsidiaries have carryforward tax losses as of September 22, 2011 in the amount of approximately $67.6 million.

Under the provisions of the internal Revenue Code, certain substantial changes in the Company’s ownership may result in a limitation on the amount of net operating loss carryforwards of its US subsidiary which can be used in future years.

D.                                    Deferred taxes

As of September 22, 2011, the tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities are attributable to the following:

September 22
2011

Deferred tax assets:

Provision for doubtful debts	$93,073
Vacation pay accruals	97,753
Research and development costs	601,665
Net operating loss carryforwards	7,066,353
Severance pay fund	16,380

Total gross deferred tax assets	$7,875,224

Less valuation allowance	(7,875,224)

(Net deferred tax asset (liability)	$—

The net change in valuation allowance for the period ended September 22, 2011 was an increase of approximately $0.76 million.

Notes to the Consolidated Financial Statements

Note 15 - Income Taxes (cont’d)

D.                                    Deferred taxes (cont’d)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible.

Management considers the scheduled reversal of deferred tax liabilities, projected future taxable, income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowance at September 22, 2011. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if the estimates of future taxable income during the carryforward period are reduced.

E.                                    Accounting for Uncertainty in Income Taxes

For the period ended September 22, 2010, the Company did not have any unrecognized tax benefits and do not expect that the amount of unrecognized tax benefits will change significantly within the next 12 months. The Company’s accounting policy is to accrue interest and penalties related to unrecognized tax benefits as a component of income tax expense.